POWER OF ATTORNEY
I, Thomas J. Wagner of Birmingham Bloomfield Bancshares, Inc.
(the "Company"), hereby authorize and designate each of
Robert E. Farr, Timothy E. Kraepel, Joseph B. Hemker and
Jill H. Karana as my agent and attorney-in-fact, with
full power of substitution, to prepare and sign on my
behalf any Form 3, Form 4 or Form 5 under Section 16
of the Securities Exchange Act of 1934 and file the
same with the SEC and each stock exchange on which
the Company's stock is listed.
	This Power of Attorney shall remain in effect until the
undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
Dated: August 4, 2008  			Signed: /s/Thomas J. Wagner